Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008 (the “Report”) by LoJack Corporation (the “Company”), Richard T. Riley, as the Chief Executive Officer, Ronald V. Waters, as the Chief Operating Officer, President and Interim Chief Financial Officer, and Brian D. Boyce, as the Corporate Controller and Chief Accounting Officer, of the Company, each hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2008

/s/ RICHARD T. RILEY
Richard T. Riley
Chief Executive Officer

/s/ Ronald V. Waters III
Ronald V. Waters III
Chief Operating Officer, President and Interim Chief Financial Officer

/s/ BRIAN D. BOYCE
Brian D. Boyce
Corporate Controller and Chief Accounting Officer